Exhibit-10.33
AMENDMENT
TO
PURCHASE AND SALE AGREEMENT
     This Amendment to the Purchase and Sale Agreement (“Amendment”) is entered into effective as of March 1, 2006, by and among Avago Technologies Pte. Limited, a company organized under the laws of Singapore (“Seller Parent”), Avago Technologies Storage Holding (Labuan) Corporation, a company organized under the laws of Labuan (“Seller”), PMC-Sierra, Inc., a Delaware corporation (“Purchaser Parent”), and Palau Acquisition Corporation, a Delaware corporation (“Purchaser”) (each, a “Party” and collectively, the “Parties”). All capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement (as defined below).
Recitals
     A. The Parties entered into an Purchase and Sale Agreement dated as of October 28, 2005 (the “Purchase Agreement”), pursuant to which (among other things) the Parties have agreed that Purchaser shall purchase and assume from Seller and the Other Sellers, and Seller and the Other Sellers shall sell, transfer and Assign to Purchaser, the Purchased Assets and Assumed Liabilities of the Business, as well as the Purchased Subsidiary Interests, upon the terms and subject to the conditions specified in the Purchase Agreement
     B. The Parties now wish to amend certain provisions of the Purchase Agreement.
Agreement
     NOW, THEREFORE, in consideration of these premises and of the mutual agreements, representations, warranties and covenants herein contained, the Parties do hereby agree as follows:
SECTION 1. Amendment of Purchase Agreement
     1.1 Amendment of Section 3.2(a). Section 3.2(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     3.2 Payment of Purchase Price.
     (a) On the Closing Date, Purchaser shall pay to Seller (for its own account and as agent for any Other Seller unless otherwise provided in any Local Asset Transfer Agreement) an amount equal to (i) Four Hundred Twenty-Five Million Dollars and no cents ($425,000,000), (ii) plus or minus, as applicable, the difference between the Estimated Inventory (as defined in Section 3.2(b)) at the opening of business on the Closing Date (without giving effect to the Closing) and the Base Inventory, (iii) minus, if applicable, the amount of any reduction in the Purchase Price pursuant to Schedule 3.2(a) and (iv) minus $412,000, which amount represents Seller’s estimate as of Closing of its potential liability for Singapore stamp duties that will be paid by Purchaser in accordance with Section 6.14(a). Such amount provided for in the immediately preceding sentence shall be payable in United States dollars in immediately available federal funds to such bank account or accounts as shall be designated in writing by Seller no later than the second Business Day prior to the Closing.
     1.2 Amendment of Section 3.2(c). Section 3.2(c) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     (c) Purchaser and Seller agree that to the extent that the Final Inventory exceeds the Estimated Inventory, Purchaser shall pay to Seller (on behalf of itself and as agent for any Other Seller) such excess (the “Inventory Excess Amount”), and to the extent that the Final Inventory is less than the Estimated Inventory , Seller (on behalf of itself and as agent for any Other Seller) shall pay to Purchaser such shortfall (the “Inventory Deficiency Amount”), in each case pursuant to the terms of this Section 3.2. For purposes of this Agreement, “Final Inventory” shall mean Inventory as of the opening of business on the Closing Date (without giving any effect to the Closing or any step up or step down in value for financial reporting purposes as a result of the closing of the transactions contemplated by the Semiconductor Business Purchase Agreement) prepared on a basis consistent with past accounting practice of the Business as determined pursuant to this Section 3.2. As used herein, “Inventory” means the all inventory of the Business as calculated and prepared in accordance with the past accounting practices of the Business, but shall not include (i) any in-transit inventory of the Business that Seller has sold prior to the opening of business on the Closing Date but that has not been shipped as of such Closing Date, (ii) any SSD amounts accrued by the Seller prior to the Closing Date, and (iii) any inventory relating to the Fort Collins Supply Agreement.
     1.3 Amendment of Section 6.14(e). Section 6.14(e) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:
     (e) Indemnification. The Seller Parties shall indemnify, save and hold the Purchaser Indemnified Parties harmless from and against any and all Purchaser Losses incurred in connection with, arising out of, resulting from or incident to (i) any Taxes of any of the Purchased Seller Subsidiaries or with respect to the Purchased Assets, Transferred Business Intellectual Property or Transferred Business Intellectual Property Rights for any Tax year or portion thereof ending on or before the Closing Date (or for any Straddle Period, to the extent allocable to the portion of such period beginning before and ending on the Closing Date, determined in accordance with 6.14(b)(iii)) (which, for the avoidance of doubt, shall include any Taxes, whenever arising, resulting directly or indirectly from the termination of any Tax holiday or similar incentive or from the recapture of any Tax benefit that may be claimed by Seller or the Purchased Seller Subsidiaries for any period or portion of any period ending on or prior to the Closing Date); (ii) any failure of any representation or warranty of Seller or the Other Sellers set forth in Section 4.10 to be true and correct; (iii) any Taxes arising out of or attributable to the acquisition of the Business from Angel; (iv) any withholding Taxes (whenever arising) attributable to the payment of the Purchase Price; and (v) the unpaid Taxes of any Person (other than either of the Purchased Seller Subsidiaries) under Treasury regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.
     1.4 No Other Amendments. Except as it has been specifically amended pursuant to Section 1, the Purchase Agreement shall from and after the date hereof continue in full force and effect.
SECTION 2. Additional Provisions
     2.1 Entire Agreement and Modification. The Purchase Agreement (including the exhibits thereto), as amended by this Amendment, constitutes the entire agreement among the Parties with respect to the subject matter thereof and hereof and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof and thereof. The Purchase Agreement, as amended by this Amendment, may not be further amended except by a written agreement executed by all Parties.
     2.2 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     2.3 Headings. The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.
     2.4 Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to the Purchase and Sale Agreement to be duly executed as of the date first above written.

AVAGO TECHNOLOGIES PTE. LIMITED

By:	/s/ Adam H. Clammer

Name:	Adam H. Clammer

Title:	Director

AVAGO TECHNOLOGIES STORAGE HOLDING (LABUAN) CORPORATION

By:	/s/ Adam H. Clammer

Name:	Adam H. Clammer

Title:	Director
[SIGNATURE PAGE OF SELLER PARENT AND SELLER TO THE AMENDMENT TO
THE PURCHASE AND SALE AGREEMENT – PURCHASER’S SIGNATURE PAGE
FOLLOWS]

PMC-SIERRA, INC.

By:	/s/ Alan Krock

Name: Alan Krock

Title: Vice President, Chief Financial Officer

PALAU ACQUISITION CORPORATION

By:	/s/ Alan Krock

Name: Alan Krock

Title: Vice President, Chief Financial Officer
[SIGNATURE PAGE OF PURCHASER PARENT AND PURCHASER TO THE
AMENDMENT TO THE PURCHASE AND SALE AGREEMENT]